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                                                        EXHIBIT 5


                       POWER OF ATTORNEY
                              OF
                          SUG 2, L.P.


KNOW ALL PERSONS BY THESE PRESENTS that Frayda B. Lindemann, in her capacity as the general partner of SUG 2, L.P., a Delaware limited partnership, constitutes and appoints
Stephen A. Bouchard, as such person's true and lawful attorney-in fact and agent, with full power of substitution and revocation, to act in any capacity for such person and in such person's name, place and stead in executing Amendment No. 14 to Schedule 13D and any amendments thereto, and filing of said Amendments No. 14 to
Schedule 13D, together with all exhibits thereto and any other documents connected therewith, with the Securities and Exchange Commission.

Dated:   January 7, 2000

                                SUG 2, L.P.

                                By: /s/ FRAYDA B. LINDEMANN
                                    -----------------------
                                    Frayda B. Lindemann,
                                    General Partner